UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2009

                 The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

102 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On January 27, 2009, The South Financial Group, Inc. (“TSFG”) entered into an agreement with an institutional shareholder (and its related parties)(collectively, the “Institutional Shareholder”) pursuant to which an aggregate of 45,474 shares of 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008ND-V (Liquidation Preference $1,000) and 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008ND-NV (Liquidation Preference $1,000) (collectively the “Mandatory Convertible Preferred Stock”) held by the Institutional Shareholder were surrendered in exchange for an aggregate of 9,496,000 shares of TSFG common stock.

The 45,474 shares of Mandatory Convertible Preferred Stock were exchanged for the number of shares (6,966,000) provided for under the terms of their respective certificates of designations and an additional number of shares (2,500,000) of common stock as an inducement for early conversion of the Mandatory Convertible Preferred Stock. Absent early conversion, the shares of Mandatory Convertible Preferred Stock are convertible automatically on May 1, 2011.

The 9,496,000 shares of common stock were issued to the Institutional Shareholder in reliance upon the exemptions set forth in the Securities Act of 1933, including under Section 3(a)(9) thereof. The shares were issued in an exchange in which no commission or other remuneration was paid or given directly or indirectly by TSFG for soliciting such exchange.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          THE SOUTH FINANCIAL GROUP, INC.

January 28, 2009	By: /s/ William P. Crawford, Jr.

                          William P. Crawford, Jr.

                          Executive Vice President and General Counsel